Exhibit 99.1

NOMINATION AND COOPERATION AGREEMENT

This Nomination and Cooperation Agreement (this “Agreement”), dated February 26, 2023 (the “Effective Date”), is by and among Veris Residential, Inc. (the “Company”) and those persons and entities listed as signatories to this Agreement (excluding the Company) (collectively, the “MIR Group,” and, individually, a “member” of the MIR Group, and, together with the Company, the “Parties,” and, each, a “Party”).

WHEREAS, the MIR Group currently beneficially owns 6,107,661 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”); and

WHEREAS, the Nominating and Corporate Governance Committee of the Board (the “NomGov Committee”) and the Company’s Board of Directors (the “Board”) have considered the qualifications of Mr. Ronald M. Dickerman (the “MIR Designee”) and conducted such interviews and other reviews and assessments as they have deemed appropriate;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.                  Board Nomination.

(a)               The Company will take the necessary action to add the MIR Designee to the Board, with such appointment to take effect May 4, 2023, by increasing the size of the Board and filling the vacancy thereby created with the MIR Designee or filling a vacancy created on the Board following the death, resignation or removal of any director.

(b)               The Company agrees to include the MIR Designee in its slate of nominees for election as directors of the Company at the Company’s 2023 annual meeting of stockholders and, in connection therewith, the Company shall list the MIR Designee in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommend that the Company’s stockholders vote in favor of the election of the MIR Designee and otherwise support the MIR Designee in a manner no less rigorous and favorable in the aggregate than the manner in which the Company supports its other nominees.

(c)               As a condition to the MIR Designee’s appointment to the Board and nomination for election as a director of the Company at the Company’s 2023 annual meeting of stockholders, the MIR Group shall, and shall cause the MIR Designee to, provide to the Company information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, and information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information reasonably requested by the Company from time to time, which other information shall be consistent with that requested by the Company from its other nominees in order to be deemed reasonably requested.

(d)               The MIR Group agrees that at all times while the MIR Designee is serving as a member of the Board he will (i) meet all applicable director independence and other standards of the Company, of applicable stock exchange listing standards, and of the Securities and Exchange Commission (“SEC”), and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, including Rule 10a-3; and (ii) be qualified to serve as a director under the Maryland General Corporation Law (the “MGCL”). The MIR Group shall, and shall cause the MIR Designee to, promptly advise the NomGov Committee if the MIR Designee ceases to satisfy any of the conditions in the preceding sentence.

(e)               At all times while the MIR Designee serves as a member of the Board, the MIR Group shall cause the MIR Designee to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s codes of ethics and conduct, securities trading policy, conflict of interest policies, and corporate governance guidelines (the “Company Policies”) and, as required by Company Policies applicable to all directors, preserve the confidentiality of the Company’s business, deliberations and information, including materials, discussions or matters considered in connection with meetings of the Board or Board committees. The Company represents and warrants that the applicable Company Policies currently in effect are publicly available on the Company’s website or will be provided to the MIR Designee upon request, the MIR Group, or its counsel (other than policies that are trade, compliance or business-related policies that are otherwise applicable to all directors equally).

(f)                The Company’s obligations hereunder shall terminate, and the MIR Designee shall promptly (and in any event within two (2) business days) offer to resign from the Board (and, if requested by the Company, promptly (and in any event within two (2) business days) deliver his written resignation to the Board (which shall provide for his immediate resignation if such resignation is accepted by the Board), with it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation) if (i) members of the MIR Group, collectively, cease to beneficially own at least 3,053,831 shares of Common Stock (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company); or (ii) there has been a judicial determination that the MIR Group has materially breached any of the terms of this Agreement (including by materially breaching or ceasing to satisfy the conditions set forth in clauses 1(c), 1(d) or 1(e) above) or the Confidentiality Agreement and has failed to cure any such breach (if curable) within twenty (20) days of receipt of written notice from the Company of such determination (each, a “Triggering Event”). The MIR Group agrees to cause the MIR Designee to resign from the Board if the MIR Designee fails to resign if and when requested pursuant to this clause 1(f), represents and warrants that it has the power to cause such resignation and that the MIR Designee has agreed to resign (and that he would not be entitled to continued Board service) in such circumstances and further agrees that the Board may treat the MIR Designee as not validly on the Board in the event a Triggering Event has occurred, including where the MIR Designee fails to resign or the MIR Group fails to cause his resignation in accordance with this clause 1(f). The MIR Group shall apprise the Company promptly (and in any event within two (2) business days) upon the occurrence of a known Triggering Event.

(g)               Without limiting the applicability of clause 1(e) above or the Company’s application of such items to the MIR Designee, during the Covered Period while the MIR Designee is a member of the Board, (i) the Company will not alter its Articles of Restatement (as amended or supplemented, including by the Articles of Amendment, the “Charter”), the Third Amended and Restated Bylaws (as amended or supplemented, the “Bylaws”), or the Company Policies, in each case for the purpose of disqualifying the MIR Designee from remaining on the Board by making him ineligible under this Agreement, the Charter, the Bylaws or the Company Policies for such service, and (ii) other than in situations involving conflicts of interests or recusal, the Board will not utilize committees of the Board for the purpose of discriminating against the MIR Designee, and the MIR Designee will, while a member of the Board, have access to Board committee materials and shall be entitled to notice of, and to attend and participate in, Board committee meetings to the same extent as the other members of the Board (it being understood that the Board remains free to determine committee membership as it sees fit).

(h)               During the Covered Period, if the MIR Designee is not elected as a director of the Company or ceases to be a director of the Company for any reason, then at the MIR Group's request, the Board shall consider in good faith a request by the MIR Group to add an individual identified by the MIR Group (the “MIR Designee Alternate”) to the Board. The decision to elect or appoint the MIR Designee Alternate to the Board shall lie in the sole discretion of the Board. In addition, the MIR Designee Alternate shall, consistent with requirements applicable to all directors, (i) have no disqualifying attributes relating to his or her reputation, integrity and competence, (ii) have experience relevant to serving as a director of the Company, (iii) meet all director independence and other standards set forth in Section 1(d), and (iv) have provided the other customary materials and information (including completion of D&O questionnaires, participation in a background check and other customary process such as interviews to the extent reasonably requested by the Board or the Nominating and Corporate Governance Committee). The MIR Designee Alternate, if so appointed or elected to the Board, shall be bound by the terms of this Agreement mutatis mutandis but with respect to the MIR Designee Alternate, and the MIR Designee Alternate shall have the rights and privileges of the MIR Designee under this Agreement.

2.                  Standstill.

(a)               Each member of the MIR Group agrees that, during the Covered Period (as defined below), unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the MIR Designee, it shall not, and shall cause each of its controlling and controlled Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (including for the avoidance of doubt any of its directors, officers, partners (other than limited partners) and personnel) (collectively and individually, the “MIR Affiliates”; provided, that no portfolio company of the MIR Group shall be deemed a “MIR Affiliate” so long as such portfolio company (i) has not discussed the Company or its business with the MIR Group or the MIR Designee, (ii) has not received from the MIR Group or the MIR Designee information concerning the Company or its business, and (iii) is not acting at the request of, in coordination with, on behalf of, or at the direction of any member of the MIR Group), not to, directly or indirectly (including, without limitation, through its advisors, agents, representatives or third parties), in any manner, alone or in concert with others:

(i)            (A) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2) (iv)) or consents to vote, or seek to advise, knowingly encourage or knowingly influence any person with respect to the voting of any securities of the Company including for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting, (B) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) or disclose to Third Parties its voting intentions or votes as to matters submitted to a stockholder vote, or (C) initiate, encourage or participate in, directly or indirectly, any “withhold” or similar campaign;

(ii)            (A) form, join, knowingly encourage, knowingly influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) or other group of investors with any persons who are not MIR Affiliates with respect to the Company or its securities or (B) agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(iii)            acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in the MIR Group (together with MIR Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 8,204,820 shares of Common Stock (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company); provided, that nothing herein will require Common Stock to be sold to the extent the MIR Group and MIR Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or similar Company actions that reduces the number of outstanding shares of Common Stock;

(iv)            other than in open market broker sale transactions or in underwritten public offerings or in a transaction approved by the Board, sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by the MIR Group or any Affiliate of MIR to any person or entity not a Party to this Agreement, a director or officer of the Company, a MIR Affiliate, or legal counsel to any Party to this Agreement (a “Third Party”) that (A) would knowingly result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 3% of the outstanding Common Stock (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company), (B) at the time of such transaction, has filed a Schedule 13D with respect to the Company, or (C) has run (or publicly announced an intention to run) a proxy contest with respect to another company in the past two (2) years;

(v)            effect or seek to effect, offer or propose to effect, cause or participate in, or in any way knowingly assist or knowingly facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or issuance of securities, sale or acquisition of assets, separation, spin-off, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the MIR Group or a MIR Affiliate from voting its shares with respect to an Extraordinary Transaction approved by the Board and put to a stockholder vote, receiving consideration as a stockholder of the Company in connection with an Extraordinary Transaction, which has been approved by the Board, pursuant to the terms of such Extraordinary Transaction, or tendering any securities of the Company into any tender or exchange offer for securities of the Company which has been approved by the Board;

(vi)            engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including, without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the Company’s securities;

(vii)            (A) call or seek to call any meeting of stockholders, including by written consent, (B) seek representation on the Board, except as set forth herein, (C) seek the removal of any member of the Board or management, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, (F) make a request for any stockholder list or other Company books and records, whether pursuant to the MGCL or otherwise, or (G) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement against the Company;

(viii)            knowingly take any action in support of or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Charter or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(ix)            make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(x)            initiate any discussions with or enter into any negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(xi)            other than with respect to the MIR Designee and not prohibited under (and in accordance with) the Company Policies, initiate discussions with any employee at the Company other than the Chief Executive Officer, Chief Financial Officer, and General Counsel (and other than any members of the Board) as set forth in the proviso below regarding permitted private communications; or

(xii)            request, directly or indirectly, any amendment or waiver of the foregoing other than through private, non-public requests that are not intended to, and would not reasonably be expected to, require any public disclosure.

The foregoing provisions of this Section 2(a) shall not be deemed to prohibit the MIR Group (or the MIR Designee) from communicating privately with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, any member of the Board, or the MIR Designee, as applicable, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

(b)               During the Covered Period, each member of the MIR Group shall (i) cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any of MIR’s Affiliates, to be present for quorum purposes and to be voted, at the Company’s annual and special stockholder meetings and at any adjournments or postponements thereof, and (ii) vote in favor of all directors nominated by the Board for election at any such meeting (including the MIR Designee as applicable), against any directors not nominated and recommended for election by the Board and in accordance with the Board’s recommendation with respect to any proposals that may be the subject of stockholder action at such meeting (including, for the avoidance of doubt, any stockholder proposals); provided, however, that with respect to a proposal put to a vote of the stockholders to approve an Extraordinary Transaction, the MIR Group and MIR Affiliates may vote their shares of Common Stock beneficially owned, directly or indirectly, in the discretion of the MIR Group or MIR Affiliate, as applicable.

(c)               Nothing in this Agreement shall limit deliberations of the MIR Designee with the Board acting solely as a director of the Company consistent with his fiduciary or other duties as a director of the Company.

(d)               Notwithstanding any provision herein to the contrary, nothing in this Agreement shall prohibit any Party from (i) communicating, on a confidential basis, with attorneys, accountants, or financial advisors; (ii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over the MIR Group or the Company or any of its subsidiaries, as the case may be (so long as such action does not arise as a result of or would otherwise constitute a breach of this Agreement), (iii) in the case of the MIR Group, communicating confidentially in management reports to their investors in a manner that does not disclose “Evaluation Material” (as such term is defined in the Confidentiality Agreement) and that is not reasonably expected to become public (and so long as such communication does not arise as a result of or would otherwise constitute a breach of this Agreement); or (iv) complying with any subpoena or other applicable legal process.

For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3.                  Representations of the Company and the MIR Group.

(a)               Representations of the Company. The Company represents and warrants as follows: (i) The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

(b)               Representations of the MIR Group. The MIR Group jointly and severally represent and warrant as follows: (i) the MIR Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by the MIR Group, constitutes a valid and binding obligation and agreement of the MIR Group and is enforceable against the MIR Group in accordance with its terms; (iii) the signatories to this Agreement (excluding the Company) constitute all of the Affiliates of the MIR Group that directly or indirectly own Company securities or otherwise have beneficial ownership or voting or investment discretion or authority with respect to the Company; (iv) as of the date of this Agreement, the MIR Group, together with its Affiliates, beneficially owns, directly or indirectly, an aggregate of 6,107,661 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by the MIR Group and its Affiliates; and (v) the MIR Designee (A) is “independent” under applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act and the Company’s categorical independence criteria (as described in the Company Policies) and (B) is not an “interested person” as defined in the Investment Company Act of 1940, as amended, of the MIR Group or its Affiliates.

4.                  Mutual Non-Disparagement.

(a)               From the Effective Date and continuing during the Covered Period, the MIR Group agrees that neither it nor any of its controlled or controlling MIR Affiliates or MIR Representatives will, and it will cause each of its controlled or controlling Affiliates and MIR Representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, knowingly encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise (including, without limitation, in a television, radio, internet, newspaper or magazine interview), (i) that is inconsistent with this Agreement or the Press Release or derogatory toward the Company, its Affiliates, its subsidiaries and its or their business or any of its or their directors (including any current, future or former director of the Company or any of its subsidiaries regarding such individuals serving in their capacity with the Company or the Company’s subsidiary), officers (including any current, future or former officer of the Company or any of its subsidiaries regarding such individuals serving in their capacity with the Company or the Company’s subsidiary) or employees, advisors, agents or representatives (collectively, the “Company Representatives”), or (ii) to malign, harm, disparage, defame or damage the reputation or good name of the Company, any Company Representative or the Company’s business.

(b)               From the Effective Date and continuing during the Covered Period, the Company agrees that neither it nor any of its controlled or controlling Affiliates or Company Representatives will, and it will cause each of its controlled or controlling Affiliates and Company Representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, knowingly encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise (including, without limitation, in a television, radio, internet, newspaper or magazine interview), (i) that is inconsistent with this Agreement or the Press Release or derogatory toward the MIR Group or any of its subsidiaries or Affiliates, its or their business or any of its or their directors, partners (other than partners that are solely limited partners), members or managers (including any current, future or former director, partner, member or manager of the MIR Group or any of its subsidiaries regarding such individuals serving in their capacity with the MIR Group or its subsidiaries), officers (including any current, future or former officer of the MIR Group or any of its subsidiaries regarding such individuals serving in their capacity with the MIR Group or its subsidiaries), or employees, advisors, agents or representatives (collectively, the “MIR Representatives”), or (ii) to malign, harm, disparage, defame or damage the reputation or good name of the MIR Group, any MIR Representative or the MIR Group’s business.

5.                  Termination.

(a)               This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the date that is the earliest of (i) (A) if the Board commits in writing to nominate the MIR Designee to stand for election as a Board-recommended nominee at the Company’s 2024 annual meeting in writing no less than forty-five (45) calendar days prior to such stockholder director nomination deadline for the Company’s 2024 annual meeting (and the MIR Group does not reject such nomination in writing within fifteen (15) days of such notice), then (x) if the MIR Designee stands for election as a director and receives sufficient votes from shareholders to be elected as a director at the 2024 annual meeting, the date that is thirty (30) days prior to the non-proxy access stockholder director nomination deadline for the Company’s 2025 annual meeting, and (y) if the MIR Designee is named as a Board-recommended nominee at the Company’s 2024 annual meeting and he stands for election as a director, but fails to receive sufficient votes from shareholders to be elected as a director at the 2024 annual meeting, then the date that is thirty (30) days after the 2024 annual meeting, or (B) if the Company notifies the MIR Group that it will not be nominating the MIR Designee for election to the Board at the Company’s 2024 annual meeting or if the Company notifies the MIR Group that it will so nominate the MIR Designee pursuant to the foregoing clause (A) and the MIR Group rejects such nomination in writing within fifteen (15) days of such notice, then the date that is thirty (30) days prior to the non-proxy access stockholder director nomination deadline for the Company’s 2024 annual meeting, (ii) if the MIR Designee is named as a Board-recommended nominee at the Company’s 2023 annual meeting and he stands for election as a director, but fails to receive sufficient votes from shareholders to be elected as a director at the 2023 annual meeting, then the date that is thirty (30) days after the Company’s 2023 annual meeting of stockholders, and (iii) the election to terminate this Agreement by the non-breaching Party, upon a judicial determination that the MIR Group or the Company has materially breached any of the terms of this Agreement or the Confidentiality Agreement and has failed to cure any such breach within twenty (20) days of receipt of written notice of such determination.

(b)               The provisions of this Section 5 and Section 7 through Section 15 (and, for the avoidance of doubt, the Confidentiality Agreement in accordance with the terms set forth therein) shall survive the termination of this Agreement. No termination pursuant to Section 5(a) shall relieve any Party hereto from liability for any breach of this Agreement prior to such termination.

6.                  Public Announcement and SEC Filing.

(a)               The Company shall promptly file a Form 8-K reporting the MIR Designee’s appointment to the Board and appending or incorporating by reference this Agreement as an exhibit thereto.

(b)               The Company shall promptly issue a press release (the “Press Release”) (substantially in the form attached as Exhibit A) announcing the MIR Designee’s nomination to the Board and such other matters as determined by the Company.

(c)               Notwithstanding any provision herein to the contrary, the MIR Designee, the MIR Group and MIR Affiliates may publicly disclose the entry into this Agreement and the Confidentiality Agreement in an amendment to the Schedule13D filed with the SEC, and file such agreements as exhibits to such amendment to the Schedule 13D, and make such other filings as may be required from time to time under applicable laws, rules and regulations (so long as such filings do not arise as a result of or would otherwise constitute a breach of this Agreement).

7.                  Confidentiality Agreement. The Company and the MIR Group confirm they have entered into a confidentiality agreement (the “Confidentiality Agreement”) with respect to certain matters.

8.                  Miscellaneous.

(a)               The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Maryland Courts (as defined below), including to cause the resignation of the MIR Designee from the Board commencing on the date that is twenty (20) days following the date that any member of the MIR Group, including the MIR Designee, ceases to comply with or breaches any of the terms of this Agreement or the Confidentiality Agreement and has failed to cure any such breach (if curable) within twenty (20) days of receipt of written notice from the Company of such breach. Such right shall exist in addition to any other remedies at law or in equity, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief.

(b)               Each of the Parties hereby (i) consents to irrevocably and unconditionally submit itself to the exclusive jurisdiction and forum of the Circuit Court for Baltimore City (Maryland) or, if that court does not have jurisdiction, to the United States District Court for the State of Maryland, Northern Division (the “Maryland Courts”) for the purpose of any action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of the Parties hereto in the negotiation, administration, performance and enforcement of this Agreement, (ii) agrees to request and/or consent to the assignment of any dispute arising out of this Agreement or the transactions contemplated hereby or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement to the Business and Technology Case Management Program of the Circuit Court for Baltimore City (Maryland), (iii) agrees to not attempt to deny or defeat such jurisdiction, forum or venue by motion or other request for leave from any such court, (iv) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby or the actions of the Parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Courts; (v) that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; and (vi) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such Parties’ principal place of business or as otherwise provided by applicable law.

(c)               THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(d)               MIR Group agrees that the Board or any committee thereof, in exercise of its fiduciary duties, may recuse the MIR Designee from any Board or committee meeting or portion thereof at which the Board or any such committee is evaluating and/or taking action with respect to (i) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement, (ii) any action taken in response to actions taken or proposed by MIR Group or MIR Affiliates with respect to the Company, or (iii) any proposed transaction between the Company and MIR Group or MIR Affiliates.

9.                  Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the Party incurring such fees, costs or expenses.

10.              Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

11.              Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection, or (b) if given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received:

if to the Company, to:	Veris Residential, Inc.
Harborside 3
210 Hudson Street, Suite 400
Jersey City, NJ 07311
Attention: Taryn Fielder
Email: tfielder@verisresidential.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
	Attention:	Richard M. Brand
Nick Ramphal
	E-mail:	Richard.Brand@cwt.com
Nick.Ramphal@cwt.com

if to the MIR Group, to:	Madison International Realty
300 Park Avenue, 3rd Floor
New York, NY 10022
	Attention:	Gregory Michel
Chief Compliance Officer
Email: gmichel@madisonint.com

with a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Attention: Jacob Farquharson
E-mail: jacob.farquharson@cliffordchance.com

12.              Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13.              Counterparts. This Agreement may be signed in two (2) or more counterparts and delivered by facsimile or electronic mail, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, .pdf or other electronic means, including DocuSign or any other electronic signature complying with the U.S. federal ESIGN Act of 2000 shall be effective as delivery of a manually executed counterpart to the Agreement.

14.              No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the Parties hereto and is not binding upon or enforceable by any other persons. No Party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

15.              Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the Parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

VERIS RESIDENTIAL, INC.

By:	/s/ Mahbod Nia
Name: Mahbod Nia
Title: Chief Executive Officer

[Signature Page to Nomination and Cooperation Agreement]

MIRELF VI REIT INVESTMENTS II, LLC		MIRELF VI REIT

By:	MIRELF VI REIT, its sole and managing member	By:	MIRELF VI (U.S.), LP, its sole shareholder and Trustee

By:	MIRELF VI (U.S.), LP, its sole shareholder and Trustee	By:	Madison International Holdings VI, LLC, its general partner

By:	Madison International Holdings VI, LLC, its general partner

By:	/s/ Ronald M. Dickerman	By:	/s/ Ronald M. Dickerman
	Name: Ronald M. Dickerman		Name: Ronald M. Dickerman
	Title: Managing Member		Title: Managing Member

MIRELF VI (U.S.), LP		Madison International Holdings VI, LLC

By:	Madison International Holdings VI, LLC, its general partner

By:	/s/ Ronald M. Dickerman	By:	/s/ Ronald M. Dickerman
	Name: Ronald M. Dickerman		Name: Ronald M. Dickerman
	Title: Managing Member		Title: Managing Member

[Signature Page to Nomination and Cooperation Agreement]

Madison International Realty VI, LLC		MIRELF VII Securities REIT

By:	Madison International Realty Holdings, LLC, its managing member	By:	MIRELF VII (U.S. Listed Securities), LP, its sole shareholder and Trustee

By:	Madison International Realty Partners, LP, its managing member	By:	Madison International Holdings VII, LLC, its general partner

By:	Madison International Realty Partners GP, LLC, its general partner

By:	/s/ Ronald M. Dickerman	By:	/s/ Ronald M. Dickerman
	Name: Ronald M. Dickerman		Name: Ronald M. Dickerman
	Title: Managing Member		Title: Managing Member

MIRELF VII (U.S. Listed Securities), LP		Madison International Holdings VII, LLC

By:	Madison International Holdings VII, LLC, its general partner

By:	/s/ Ronald M. Dickerman	By:	/s/ Ronald M. Dickerman
	Name: Ronald M. Dickerman		Name: Ronald M. Dickerman
	Title: Managing Member		Title: Managing Member

[Signature Page to Nomination and Cooperation Agreement]

Madison International Realty VII, LLC		Madison International Realty Partners GP, LLC

By:	Madison International Realty Holdings, LLC, its managing member

By:	Madison International Realty Partners, LP, its managing member

By:	Madison International Realty Partners GP, LLC, its general partner

By:	/s/ Ronald M. Dickerman	By:	/s/ Ronald M. Dickerman
	Name: Ronald M. Dickerman		Name: Ronald M. Dickerman
	Title: Managing Member		Title: Managing Member

Madison International Realty Partners, LP

By:	Madison International Realty Partners GP, LLC, its general partner

By:	/s/ Ronald M. Dickerman
Name: Ronald M. Dickerman
Title: Managing Member

[Signature Page to Nomination and Cooperation Agreement]

Madison International Realty Holdings, LLC		Ronald M. Dickerman

By:	Madison International Realty Partners, LP, its managing member

By:	Madison International Realty Partners GP, LLC, its general partner

By:	/s/ Ronald M. Dickerman
	Name: Ronald M. Dickerman	/s/ Ronald M. Dickerman
	Title: Managing Member	Name: Ronald M. Dickerman

MIRELF VII US Securities, LLC

By:	MIRELF VII (U.S. Listed Securities), LP, its Managing Member

By:	Madison International Holdings VII, LLC, its general partner

By:	/s/ Ronald M. Dickerman
Name: Ronald M. Dickerman
Title: Managing Member

[Signature Page to Nomination and Cooperation Agreement]

EXHIBIT A

Form of Press Release

Filed separately as Exhibit 99.2 to the Current Report on Form 8-K